                                                                    EXHIBIT 10.6

June 9, 1997

Mr. Mark McIIvane
Chicago, Illinois

Re:  Employment With Clarent Corporation
     -----------------------------------

Dear Mark:

     Clarent Corporation (the "Company") is pleased to offer you a position as Vice President, Worldwide Sales, on the terms set forth in this letter agreement, effective as of June 6, 1997 upon your acceptance by execution of a counterpart copy of this letter where indicated below.

     1.   Reporting; Duties and Responsibilities; Employment At Will; Employee
          --------------------------------------------------------------------
Invention Assignment and Confidentiality Agreement.  In this position you will
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report to Jerry Chang, President.  This offer is for a full time position, headquartered in Chicago, except as travel to other locations may be necessary to fulfill you responsibilities. Your employment with the Company is on an "at will" basis, and either you or the Company may terminate your employment with the Company at any time, for any reason.

     2.   Salary; Commission; Benefits and Vacation.  Your base salary will be
          -----------------------------------------
$150,000 per year, payable in accordance with the Company's customary payroll practice as in effect from time to time. In addition, you are also entitled to receive sales commission based on the 1997 Sales Plan for your territories. This Sales Plan is a draft and may need to be approved by Clarent's Board of Directors. The general parameters of this plan are as follows:

       . You will have a July through December 1997 sales quota of US$8,000,000 revenue. The revenue will be based on all revenues from any customers whose headquarters are based anywhere except in the Asia Pacific
                                                ------
          region. Sales made to AT&T Jens, whose headquarters is in Tokyo, are specifically excluded from this territory.

       . The quota will be spread over the remaining months in 1997 by Heidi Bersin, Vice President, Marketing. This spread will be made with your direct input, via a forecast that you provide to Heidi within 1 week after your initial day of employment.

You will have the opportunity to earn sales commission as follows:

          ----------------------------------------------------------------------
          YEAR TO DATE INCREMENTAL            % OF REVENUE PAID TO YOU IN
          ------------------------            ---------------------------
          QUOTA ATTAINMENT IN YOUR            SALES COMMISSION
          ------------------------            ----------------
          TERRITORY
          ---------
          ----------------------------------  ----------------------------------
          0                                     0%
          ----------------------------------------------------------------------
          1-30%                               .25%
          ----------------------------------------------------------------------
          31-100%                             1.5%
          ----------------------------------------------------------------------
          101% -120%                          2.0%
          ----------------------------------------------------------------------
          121%+                               2.5%
          ----------------------------------------------------------------------

                                       1.

          . Sales commissions will be calculated and paid monthly, if applicable. They will be paid within 6 weeks following the close of business for a given month.

          For example, commissions for January sales will be paid to you no later than March 15.

          . The percentage will be calculated based on year to date attainment. The actual commission to be paid will be based on that month's booked revenues in your territory. For example, if revenues in a given month are $400,000 in your territory, and if you are at 65% of year to date attainment, you will be paid $400,000 times 1.5%, or $6,000 that month.

          . Quota will be retired on revenue earned through direct system or service sale and system lease. If you sign up third party channels to sell in your territory, you will retire quota based on the revenue that is booked to Clarent from the 3rd party.

          . If any customers disconnect our systems and request refunds, any customer refunds in your territory will be debited against your revenue attainment.

          . Sales will count as sales based on when generally accepted accounting practices allow Clarent Corporation to book the sale as revenue to the Corporation.

          . Any disputes that you have regarding sales territory or quota attainment will be resolved by Jerry Chang, President, within 1 month from when you submit the dispute in writing.

Clarent Corporation will use its best efforts to make quota or other compensation plan changes on an annual basis. However, if there are significant and material changes in the market that will affect Clarent's position, Clarent reserves to right to modify the compensation plan at the beginning of any quarter. If this happens, a quarterly (not annual change) will not affect the current or the next quarter's commissions unless it falls at the same time as the annual quota adjustment.

You will be eligible to take vacation under the terms of the Clarent Corporation vacation policy. If you need extra vacation beyond what is stated in the company policy, please make your request to Jerry Chang.

You will be eligible to receive health, dental, vision and life insurance through the company's plan. You will be eligible for any other applicable employee benefits if and when they become available. Also, because you are interested in maintaining your current medical coverage, Clarent will pay for COBRA coverage on your current health plan for a period of 18 months after you join Clarent Corporation by reimbursing you for your out-of-pocket COBRA expenses.

Also, Clarent Corporation will pay up to $2,000 per year for your supplemental life insurance.

                                       2.

     3.   Stock Option.  Effective at the next Company Board of Directors
          ------------
meeting after the date of this letter, the President/CEO of the Company will recommend that the Board grant you an incentive stock option, effective upon the date of your commencement of employment pursuant to this letter agreement, to purchase up to 125,000 shares of the Company Common Stock pursuant to the Company's Stock Option Plan. The exercise price for this option will be the then-current fair market value of the Company Common Stock at the date of the grant. The option will become exercisable according to the Company's standard 4-year exercise schedule, which calls for an initial vesting of 25% of the total (i.e. 31,250 shares) after the first I year of continuous service to the Company, and thereafter an additional 1/48th of the initial grant (2604 per month) will become exercisable, at the close of each month during which you remain employed with the Company, over the remainder of the exercise term.

     Additionally, over the next two years, you have the option to earn up to an additional 125,000 shares under the following formula:

     TIME PERIOD              QUOTA ATTAINMENT              SHARES EARNED
     -----------              ----------------              -------------
     First 12 months with     101%+                         62,500 shares
     Clarent                  81-100%                       40,000 shares
                              0-80%                         0 additional shares

     Second 12 months with    101%+                         62,500 shares
     Clarent                  81-100%                       40,000 shares
                              0-80%                         0 additional shares

These additional stock options will be priced at the price the board sets at your initial grant of 125,000 shares, and, if earned, will vest on the same dates that your initial 125,000 shares vest.

If Clarent Corporation is acquired by another company the terms and conditions of outstanding vested and unvested Clarent stock options will be negotiated as part of the acquisition. Clarent Corporation will include in any acquisition the fact that we have committed to you that, unless 100% of your Clarent options are vested, if the acquiring company lets you go at will (without cause), that they will pay you $250,000.

     4.   Confidential Information.  As an employee of the Company, you will
          ------------------------
have access to certain Company confidential information and you may, during the course of your employment, develop certain information or inventions which will be the property of the Company. To protect the interest of the Company, you will need to sign the Company's standard "Employee Inventions and Confidentiality Agreement" as a condition of your employment.

     5.  At-Will Employment.  While we look forward to a long and profitable
         ------------------
relationship, should you decide to accept our offer, you will be an at-will employee of the Company, which means the employment relationship can be terminated by either of us for any reason at any time. Any statements or representations to the contrary (and, indeed, any statements contradicting any provision in this letter) should be regarded by you as ineffective. Further, your participation in any stock option or benefit program is not to be regarded as assuring you of continuing employment for any particular period of time. However, if Clarent

                                       3.

Corporation terminates the relationship without cause, Clarent Corporation will pay you a severance of 100% of your annual salary.

     6.   Authorization to Work.  Because of Federal regulations adopted in
          ---------------------
Immigration Reform and Control Act of 1986, you will need to present documentation demonstrating that you have authorization to work in the United States. If you have any questions about this requirement, which applies to U.S. citizens and non-U.S, citizens alike, please contact our human resources department.

     7.   Term of Offer.  This offer will remain open until June 11, 1997.  If
          -------------
you decide to accept our offer, please sign the enclosed copy of this letter in the space indicated and return it to me. Upon your signature below, this will become our binding agreement with respect to the subject matter of this letter, superseding in their entirety all other or prior agreements by you with the Company as to the specific subjects of this letter, will be binding upon and inure to the benefit of our respective successors and assigns, and your heirs, administrators, and executors, will be governed by California law, and may only be amended in a writing signed by you and the Company.

     8.   Other.  You will receive a monthly car allowance of $650.  Clarent
          -----
will also pay for nationwide paging service and for a cellular telephone and cellular service, to be used judiciously. You will be responsible for paying for your personal cellular calls.

     We are excited to have you join us and look forward to working with you.

                         Very Truly Yours,

                         /s/ Heid: H. Bersin

                         Heidi Hams Bersin
                         Vice President, Sales and Marketing
                         Clarent Corporation

Acknowledged, Accepted and Agreed


By:  /s/ Mark McIlvane          Date:  June 10, 1997
   --------------------------
     Mark McIlvane

                                       4.

June 1, 1998

Mark McIlvane
Vice President, WW Sales
Clarent Corporation
Naperville, IL. 60563

Dear Mark:

     As you know, on June 9, 1997, Clarent entered into a letter agreement with you, which defined certain terms and conditions of your employment. We have agreed to amend the June 9 letter agreement in certain respects as follows.

     WE HAVE AGREED to modify the penultimate paragraph of Section 3 of the June 9 letter agreement to read as follows:

     "Additionally, at the end of the second year of your employment with Clarent, you have the option to earn up to an additional 45,000 shares under the following formula:


     TIME PERIOD              QUOTA ATTAINMENT              SHARES EARNED
    -------------------------------------------------------------------------
     Second 12 months         101%                          45,000 shares
     With Clarent             81-100%                       30,000 shares
                              0-80%                         0 additional shares

     These additional stock options will be priced at the fair market value of the Company's Common Stock on the date the Board approved this grant and will vest on the same dates That your initial 125,00 shares vest."

     WE HAVE AGREED that after you sign this amendment, the Company will grant you an additional incentive stock option to purchase up to 80,000 shares of the Company Common Stock pursuant to the Company's Stock Option Plan. These additional stock options will be priced at the fair market value of the Company's Common Stock on the date the board approves this grant and will vest on the same dates that your initial 125,000 shares vest, except as to the initial vesting of 25% of shares, which shall be accelerated to occur effective upon the signing of this Amendment.

     WE HAVE AGREED to delete the last paragraph of Section 3 of the June 9 letter agreement in its entirety. This is because this paragraph presents certain accounting issues that have been brought to Clarent's attention, which we have discussed with you and we reached the above agreement after our discussion.

     WE HAVE AGREED that the following definition of "cause" should be added to the end of Section 5 of the June 9 letter agreement:

     "For purposes of this letter agreement, "cause" will be determined in the sole discretion of Clarent Corporation, based upon its objective reasonable belief that you have committed one or more of the following:

                                      1.

     1.   Failure to achieve the mutual agreed-upon Measured Business Objects
          (MBO) between you and the Company. The MBO will be determined quarterly between you and the Company. There will be a time schedule associated with each MBO, which will be used to measure the success or failure for the achievement. The MBO will include the annual sales quota.

     2. Conviction of any felony or crime involving moral turpitude or dishonesty.

     3.   Participation in a fraud or material act of dishonesty against Clarent
                                      --------
          Corporation.

     4. Willful breach of Clarent Corporation's policies which is materially injurious to Clarent Corporation.

     5. Intentional damage to Clarent Corporation's property which is materially injurious to Clarent Corporation..

     6. Material breach of this letter agreement, provided that Clarent Corporation has given you written notice and (30) days' opportunity to cure the breach. If Clarent Corporation terminates your employment for any of the reasons set forth in this Section 5 and you do not consent to such termination, such termination shall be considered effective and your right under this agreement shall continue until the existence of such cause has been determined by an independent arbitrator appointed by the American Arbitration Association and either party's rights to petition a court of law for a decision in the matter have been exhausted. In connection with the appointment of an arbitrator, both parties agree to submit the question first to arbitration by an appointee of the American Arbitration Association and to cooperate with the arbitrator, with all costs of arbitration paid by Clarent Corporation.

     WE HAVE AGREED that the agreement will be effective upon execution.

     Please review the above listed items entirely. Should any description raise your concern, please contact me at your earliest convenience so we can have further discussion. Otherwise, please sign to acknowledge this agreement. Thanks.

Regards,


Jerry Chang
President & CEO

Acknowledged and agreed: /s/ Mark McIlvane        Date:  June 1, 1998
                         ---------------------
                             Mark McIlvane

                                      2.